Exhibit 107

Calculation of Filing Fee Tables

Form S-3
(Form Type)

QXO, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule (1)	Amount Registered (2)	Proposed Maximum Offering Price Per Unit (2)	Maximum Aggregate Offering Price (2)	Fee Rate (1)	Amount of Registration Fee(1)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, par value $0.00001 per share	Rule 456(b) and 457(r)	–	–	–	–	–	–	–	–	–
	Equity	Preferred Stock, par value $0.001 per share	Rule 456(b) and 457(r)	–	–	–	–	–	–	–	–	–
	Debt	Debt Securities	Rule 456(b) and 457(r)	–	–	–	–	–	–	–	–	–
	Other	Depositary Shares	Rule 456(b) and 457(r)	–	–	–	–	–	–	–	–	–
	Other	Warrants	Rule 456(b) and 457(r)	–	–	–	–	–	–	–	–	–
	Other	Rights	Rule 456(b) and 457(r)	–	–	–	–	–	–	–	–	–
	Other	Purchase Contracts	Rule 456(b) and 457(r)	–	–	–	–	–	–	–	–	–
	Other	Units	Rule 456(b) and 457(r)	–	–	–	–	–	–	–	–	–
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A
	Total Offering Amounts					N/A		N/A
	Total Fees Previously Paid							N/A
	Total Fee Offsets							N/A
	Net Fee Due							N/A

(1)	In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, QXO, Inc. (“QXO”) is deferring payment of all of the registration fee. Registration fees will be paid subsequently on a “pay as you go” basis. QXO will calculate the registration fee applicable to an offer of securities pursuant to this Registration Statement based on the fee payment rate in effect on the date of such fee payment.

(2)	An indeterminate aggregate initial offering price and number or amount of the securities of each identified class is being registered as may from time to time be issued at indeterminate prices, including securities that may be issued upon exercise, conversion, settlement or exchange of, any securities offered hereunder.